FIFTH AMENDMENT TO LEASE
(Union City)

THIS FIFTH AMENDMENT TO LEASE (this "Amendment") is made and entered into as of the 26th day of April, 2024, by and between **Dyer Triangle LLC, a California limited liability company** ("Landlord") and **Century Theatres, Inc., a California corporation** ("Tenant"). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

RECITALS

A. Landlord, as landlord, and Century Theatres Inc., a Delaware corporation ("Original Tenant"), as tenant, entered into that certain Union Landing Entertainment Center Lease, dated April 10, 1998 (as amended, the "Lease"), pursuant to which Landlord leased to Original Tenant and Original Tenant leased from Landlord that certain Premises located at 32100 Union Landing Blvd., Union City, CA 94587, which Premises are more particularly described in the Lease.

B. Tenant has succeeded to the interests and assumed the obligations of Original Tenant as the tenant under the Lease.

C. The Term of the Lease is currently set to expire on May 31, 2024.

D. Landlord and Tenant now desire to extend the Term of the Lease and modify the Lease upon the terms and conditions contained herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Landlord and Tenant hereby agree that the Lease shall be and is hereby amended as follows:

1. Recitals Incorporation. All of the provisions of the Recitals set forth above are incorporated into this Agreements section of this Amendment.

2. Extension of Lease Term. Notwithstanding any provisions of the Lease to the contrary, Landlord and Tenant agree that Tenant hereby exercises its second option to extend the Term of the Lease, and therefore, the current Term of the Lease is hereby extended for five (5) years commencing on June 1, 2024 and ending on May 31, 2029 (the "Second Extended Term") on the existing terms and conditions of the Lease, except as expressly stated herein. Tenant shall continue to have the right to exercise its third and final option to further extend the Term of the Lease for one (1) remaining period of four (4) years commencing on June 1, 2029 and ending on May 31, 2033 (the "Third Extended Term"), as further provided in Section 3.02 of the Lease.

3. Minimum Rent. Notwithstanding Section 1.02.6 of the Lease to the contrary, commencing on June 1, 2024 and continuing throughout the Second Extended Term only, Tenant shall continue to pay Minimum Rent in the manner set forth in the Lease, but in the amount of Two Million and No/100 Dollars ($2,000,000.00) per year. The amount of Minimum Rent due during the Third Extended Term shall remain unchanged as set forth in Section 1.02.6 of the Lease in the amount of $2,880,000.00 per year.

4. Percentage Rent. During the Second Extended Term only, Section 1.02.7 and the first sentence of Section 4.02 of the Lease shall be revised to state the following:

> "1.02.7. Percentage Rent. 12.5%."

> "4.02 In addition to the payment of Annual Minimum Rent, Tenant shall pay to Landlord for each Lease Year, during the five (5) year period commencing on June 1, 2024 and ending on May 31, 2029, as Percentage Rent a sum equal to twelve and ½ percent (12.5%) of the amount by which Gross Receipts during each Lease Year during such five (5) year period exceeds "Twelve Million, Five Hundred Thousand and 00/100 Dollars ($12,500,000.00, the "**Breakpoint**"), if any."

During the Third Extended Term, all of the provisions of Sections 1.02.7 and 4.02 of the Lease shall remain unchanged and in full force and effect.

5. Lease in Full Force and Effect. Effective as of the date of this Amendment, the provisions of this Amendment are expressly incorporated into the provisions of the Lease, and the provisions of this Amendment shall become effective on the date of this Amendment, unless a different date for the effectiveness of a provision of this Amendment is specifically indicated herein. Except as specifically amended by this Amendment, the Lease shall continue in full force and effect for the balance of the Lease Term. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall supersede and prevail.

6. Authority. Tenant represents and warrants to Landlord that Tenant is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Tenant's execution of this Amendment have been obtained. Landlord represents and warrants to Tenant that Landlord is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Landlord's execution of this Amendment have been obtained.

7. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument. Signatures transmitted by facsimile, DocuSign or other electronic means shall be effective and binding in the same manner as original signatures. This Amendment shall not become effective as an amendment or modification to the Lease unless and until it has been executed and delivered by Landlord and Tenant.

8. Successors and Assigns. This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

9. Further Instruments. The parties hereto covenant and agree that they shall execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the objectives of this Amendment.

10. No Oral Agreements. This Amendment contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents and employees with respect to the subject matter hereof, and none shall be used to interpret or construe the Lease as hereby amended. Except as herein otherwise provided, no alteration, amendment, change, or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first written above.

LANDLORD:

Dyer Triangle LLC,
a California limited liability company

By: Syufy Enterprises, L.P., a California limited partnership

By: Syufy Properties, Inc., a California Corporation, its general partner

By: *William Vierra*
William Vierra
Its: Sr. Vice President

TENANT:

Century Theatres, Inc.,
a California corporation

By: [signature]

Name: Jay Jostrand

Its: EVP – Real Estate & Construction